Exhibit 10.1
EXECUTION VERSION

This TENTH AMENDMENT TO THE REVOLVING CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of June 18, 2026 (the “Amendment Date”), is entered into by and among ARCC FB FUNDING LLC, a Delaware limited liability company, as the borrower (the “Borrower”), the LENDERS party to the Revolving Credit Agreement, BNP PARIBAS, as the administrative agent (the “Administrative Agent”), ARES CAPITAL CORPORATION, a Maryland corporation, as the equityholder (in such capacity, the “Equityholder”), ARES CAPITAL CORPORATION, a Maryland corporation, as the servicer (in such capacity, the “Servicer”), and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as successor in interest to U.S. Bank National Association, as collateral agent (the “Collateral Agent”).

WHEREAS, the Borrower, the lenders from time to time party thereto, the Administrative Agent, the Equityholder, the Servicer and the Collateral Agent are party to the Revolving Credit and Security Agreement, dated as of June 11, 2020 (as amended from time to time prior to the date hereof, the “Revolving Credit Agreement”);

WHEREAS, the Relevant Recipients (as defined in Appendix A hereto) have received from the Borrower the transaction summary as set out in Schedule 10 in Appendix A hereto in accordance with Article 7(1)(c) of the Securitisation Regulation; and

WHEREAS, the parties hereto desire to amend the Revolving Credit Agreement, in accordance with Section 13.01(b) of the Revolving Credit Agreement subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and the mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

Definitions

SECTION 1.1. Defined Terms. Terms used but not defined herein have the respective meanings given to such terms in the Revolving Credit Agreement.

ARTICLE II

Amendments to Revolving Credit Agreement

SECTION 2.1. As of the Amendment Date, the Revolving Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix A hereto.
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SECTION 2.2 As of the Amendment Date, the Schedules to the Revolving Credit Agreement are hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages attached as Appendix B hereto.

ARTICLE III

Representations and Warranties

SECTION 3.1. The Borrower and the Equityholder hereby represent and warrant to the Administrative Agent and the Lender that, as of the Amendment Date, (i) no Default, Event of Default, Potential Servicer Removal Event or Servicer Removal Event has occurred and is continuing or shall occur on the Amendment Date after giving effect to this Amendment and the transaction contemplated hereby and (ii) the representations and warranties of the Borrower, the Servicer and the Equityholder contained in Sections 4.01, 4.02 and 4.03 of the Revolving Credit Agreement are true and correct in all material respects on and as of the Amendment Date (other than any representation and warranty that is made as of a specific date); provided that, to the extent that any such representation and warranty is otherwise qualified by materiality or Material Adverse Effect, such representation and warranty shall be true and correct in all respects.

ARTICLE IV

Conditions Precedent

SECTION 4.1. This Amendment will be effective upon the satisfaction of each of the following conditions:

(a)the execution and delivery of this Amendment by the Borrower, the Lenders, the Administrative Agent, the Equityholder and the Servicer;

(b)all fees due and owing to the Administrative Agent and each Lender on or prior to the Amendment Date have been paid;

(c)all fees of counsel to the Administrative Agent invoiced prior to the Amendment Date have been paid; and

(d)the Administrative Agent shall have received the executed legal opinion of Latham & Watkins LLP, counsel to the Borrower, in form and substance acceptable to the Administrative Agent in its reasonable discretion and addressed to the Administrative Agent and each Lender.

ARTICLE V

Miscellaneous

SECTION 5.1. Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER FACILITY DOCUMENT (EXCEPT, AS TO ANY OTHER

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FACILITY DOCUMENT, AS EXPRESSLY SET FORTH THEREIN) AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

SECTION 5.2. Severability Clause. In case any provision in this Amendment is deemed to be invalid, illegal or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 5.3. Ratification. Except as expressly amended hereby, the Revolving Credit Agreement is in all respects ratified and confirmed and all the terms, conditions and provisions thereof will remain in full force and effect. All obligations under the Revolving Credit Agreement (as such obligations may be modified by this Amendment on the Amendment Date) shall continue to be valid, enforceable, and in full force and effect and shall not be impaired, in any respect, by the effectiveness of this Amendment. This Amendment shall form a part of the Revolving Credit Agreement for all purposes and reference to this specific Amendment need not be made in the Revolving Credit Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Revolving Credit Agreement, any reference in any of such items to the Revolving Credit Agreement being sufficient to refer to the Revolving Credit Agreement as amended hereby. On and after the effectiveness of this Amendment, this Amendment shall for all purposes constitute a “Facility Document” and each reference in the Revolving Credit Agreement to “herein”, “hereunder” or words of like import referring to the Revolving Credit Agreement and each reference in any other Facility Document to “Revolving Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the “Revolving Credit Agreement” shall mean and be a reference to the Revolving Credit Agreement as amended hereby. The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of or operate as a waiver of any right, power or remedy under the Revolving Credit Agreement or any of the other Facility Documents. This Amendment shall not constitute a novation of the obligations and liabilities of the parties under the Revolving Credit Agreement or the other Facility Documents as in effect on or prior to the Amendment Date.

SECTION 5.4. Counterparts. The parties hereto may sign one or more copies of this Amendment in counterparts, all of which together constitute one and the same agreement. Delivery of an executed signature page of this Amendment by facsimile or email transmission (including electronic signature pursuant to and in accordance with the Revolving Credit Agreement) is effective as delivery of a manually executed counterpart hereof. This Amendment shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of such party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature; or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the UCC (collectively, “Signature Law”), in each case to the extent applicable; provided that no electronic signatures may be affixed through the use of a third-party service provider. Each faxed, scanned, or photocopied manual signature, or other electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm or

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otherwise verify the validity or authenticity thereof. For the avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

SECTION 5.5. Headings. The headings of the Articles and Sections in this Amendment are for convenience of reference only and are not deemed to alter or affect the meaning or interpretation of any provisions hereof.

SECTION 5.6. Direction to Execute. The Administrative Agent hereby authorizes and directs the Collateral Agent to execute this Amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Amendment Date.

BORROWER:

ARCC FB FUNDING LLC

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

[Signature Page to Tenth Amendment to Revolving Credit and Security Agreement]

EQUITYHOLDER:

ARES CAPITAL CORPORATION,
as Equityholder

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

SERVICER:

ARES CAPITAL CORPORATION,
as Servicer

By:	/s/ Scott Lem
Name:	Scott Lem
Title:	Authorized Signatory

[Signature Page to Tenth Amendment to Revolving Credit and Security Agreement]

ADMINISTRATIVE AGENT:

BNP PARIBAS,
as Administrative Agent

By:	/s/ Sohaib Naim
Name:	Sohaib Naim
Title:	Managing Director

By:	/s/ Julien Flacassier
Name:	Julien Flacassier
Title:	Director

LENDER:

BNP PARIBAS,
as Lender

By:	/s/ Sohaib Naim
Name:	Sohaib Naim
Title:	Managing Director

By:	/s/ Julien Flacassier
Name:	Julien Flacassier
Title:	Director

[Signature Page to Tenth Amendment to Revolving Credit and Security Agreement]

STATE STREET BANK AND TRUST COMPANY, as a Lender

By:	/s/ Jiaqi Wei
Name:	Jiaqi Wei
Title:	Vice President

[Signature Page to Tenth Amendment to Revolving Credit and Security Agreement]

STANDARD CHARTERED BANK, as a Lender

By:	/s/ Roy Kuruvilla
Name:	Roy Kuruvilla
Title:	Managing Director

[Signature Page to Tenth Amendment to Revolving Credit and Security Agreement]

WEBSTER BANK, N.A., as a Lender

By:	/s/ Andrew Shuster
Name:	Andrew Shuster
Title:	Senior Managing Director

[Signature Page to Tenth Amendment to Revolving Credit and Security Agreement]

SUMITOMO MITSUI TRUST BANK, LIMITED, NEW YORK BRANCH, as a Lender

By:	/s/ Tomomi Hayashi
Name:	Tomomi Hayashi
Title:	Head of Department

[Signature Page to Tenth Amendment to Revolving Credit and Security Agreement]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Collateral Agent

By:	/s/ Joel D. Cough
Name:	Joel D. Cough
Title:	Senior Vice President

[Signature Page to Tenth Amendment to Revolving Credit and Security Agreement]

APPENDIX A

[Revolving Credit Agreement]

APPENDIX B

[Schedules to Revolving Credit Agreement]

EXECUTION VERSION
Conformed through ~~Ninth~~Tenth Amendment, dated ~~March 20~~June 18, ~~2025~~2026

REVOLVING CREDIT AND SECURITY AGREEMENT

among

ARCC FB FUNDING LLC,
as Borrower,

THE LENDERS FROM TIME TO TIME PARTIES HERETO,
BNP PARIBAS,
as Administrative Agent,

ARES CAPITAL CORPORATION,
as Equityholder,

ARES CAPITAL CORPORATION,
as Servicer, and
U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,
as Collateral Agent

Dated as of June 11, 2020

THIS AGREEMENT PROVIDES FOR AN UNCOMMITTED FACILITY. ALL ADVANCES ARE DISCRETIONARY ON THE PART OF THE LENDERS IN THEIR SOLE AND ABSOLUTE DISCRETION.

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TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS; RULES OF CONSTRUCTION; COMPUTATIONS

ARTICLE II ADVANCES

SECTION 2.01 Revolving Credit Facility	59
SECTION 2.02 Requests for Collateral Loan Approval	59
SECTION 2.03 Making of the Advances	61
SECTION 2.04 Evidence of Indebtedness	62
SECTION 2.05 Payment of Principal and Interest	62
SECTION 2.06 Prepayment of Advances	63
(a) Optional Prepayments	63
(b) Mandatory Prepayments	63
(c) Additional Prepayment Provisions	~~63~~64
SECTION 2.07 Changes of Individual Lender Maximum Funding Amounts	64
(a) Automatic Reduction and Termination	64
(b) Optional Reductions	64
(c) Effect of Termination or Reduction	64
SECTION 2.08 Maximum Lawful Rate	64
SECTION 2.09 Several Obligations	64
SECTION 2.10 Increased Costs	65
(a) Increased Costs Generally	65
(b) Capital Requirements	65
(c) Certificates from Lenders	65
(d) Delay in Requests	66
(e) Lending Office	66
SECTION 2.11 Compensation; Breakage Amounts	66
SECTION 2.12 Inability to Determine Rates	66
SECTION 2.13 Rescission or Return of Payments	67
SECTION 2.14 Post-Default Interest	67
SECTION 2.15 Payments Generally	67
SECTION 2.16 [Reserved]	69
SECTION 2.17 Defaulting Lenders	69
SECTION 2.18 Benchmark Replacement Setting	70

“Advance Rate” means, with respect to any Collateral Loan, the percentage set forth in the below table corresponding to the Loan Type and Loan Class of such Collateral Loan, subject to the exceptions and adjustments set forth immediately following such table:

Loan Type	Loan Class	Advance Rate
First Lien Loans that are not Recurring Revenue Loans	Class 1 Loans Class 2 Loans Class 3 Loans	65% 62.5% 60%
First Lien Last Out Loans	Class 1 Loans Class 2 Loans Class 3 Loans	55% 55% 50%
Second Lien Loans	Class 1 Loans Class 2 Loans Class 3 Loans	35% 35% 30%

Notwithstanding the percentages set forth in the preceding table:

(a) if such Collateral Loan is a First Lien Loan that is a Recurring Revenue Loan, the Administrative Agent will assign an Advance Rate in its sole discretion;

(b) any First Lien Last Out Loans with a First Out Leverage greater than 2.00:1.00 will be assigned the percentages set forth in the preceding table corresponding to Second Lien Loans of the Loan Class applicable to such Collateral Loan;

(c) the Advance Rate of any First Lien Loans that are not Recurring Revenue Loans with a Senior Net Leverage Ratio exceeding the First Lien Senior Leverage Cut-Off will be a blended rate, calculated as follows:

(i) the portion of such First Lien Loan up to the First Lien Senior Leverage Cut-Off will be assigned the percentage set forth in the preceding table corresponding to First Lien Loans of the Loan Class applicable to such Collateral Loan;

(ii) the portion of such First Lien Loan above the First Lien Senior Leverage Cut-Off up to the First Lien Senior Leverage Cap will be assigned the percentage set forth in the preceding table corresponding to Second Lien Loans of the Loan Class applicable to such Collateral Loan; and

(iii) the portion of such First Lien Loan above the First Lien Senior Leverage Cap will be assigned an Advance Rate of zero;

(d) portions of First Lien Loans assigned a percentage set forth in the preceding table corresponding to Second Lien Loans will be treated as First Lien Loans and not be treated as Second Lien Loans for all other purposes hereunder, including for purposes of calculating Concentration Limitations; ~~and~~

(e) for the purposes of determining Advance Rates, the Senior Net Leverage Ratio of a Collateral Loan will be based on the senior leverage of the Obligor on the date the Administrative Agent has approved an Approval Request for such Collateral Loan pursuant to Section 2.02 or, after the occurrence of a Revaluation Event, the most recent financial reporting of the Obligor ~~at that time~~; and

(f) if such Collateral Loan was acquired in the form of a participation and such participation is not elevated to an assignment of the Collateral Loan to the Borrower within 90 days of the Borrower’s acquisition of such Collateral Loan (or such longer period as the Administrative Agent may agree in its sole discretion), thereafter, for so long as such Collateral Loan remains in the form of a participation, after such period the Advance Rate of such Collateral Loan shall be 0% (provided that, upon the date such Collateral Loan is elevated to an assignment, the Advance Rate of such Collateral Loan shall be the initial Advance Rate assigned to such Collateral Loan).

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affected Person” means (a) the Administrative Agent, each Lender and each of their respective Affiliates and (b) any assignee or participant of any Lender (unless the benefit of any particular provision hereof to any such Affected Person is otherwise expressly excluded herein). any particular provision hereof to any such Affected Person is otherwise expressly excluded herein).

“Affiliate” means, in respect of a referenced Person at any time, another Person Controlling, Controlled by or under common Control with such referenced Person but which shall not, with respect to the Borrower, include the Obligors under any Collateral Loan; provided that (a) an Obligor will not be considered an “Affiliate” of any other Obligor solely due to the fact that each such Obligor is under the control of the same financial sponsor and (b) Obligors in respect of Collateral Loans shall be deemed not to be “Affiliates” if they have distinct corporate family ratings and/or distinct issuer credit ratings; provided that, for the purposes of Section 5.03(h), Section 10.01(a) and Section 10.03 of this Agreement, the term “Affiliate” shall not include any Excluded Affiliate.

“Agent” or “Agents” means the Administrative Agent and the Collateral Agent, collectively or individually, as the context requires.

“Aggregate Adjusted Collateral Balance” means, as of any date of determination, an amount equal to the sum of the Dollar Equivalent of the Adjusted Principal Balances of all Collateral Loans in the Collateral (including each potential Collateral Loan that the Borrower has entered into a binding commitment to purchase that has not yet settled) on such date, after giving effect to all Collateral Loans added to and removed from the Collateral on such date.

“Aggregate Net Collateral Balance” means, as of any date of determination, the Aggregate Adjusted Collateral Balance minus the Excess Concentration Amount, in each case, as of such date of determination.

“Concentration Limitations” means, as of any date of determination, the following limitations (calculated without duplication) as applied to the Eligible Collateral Loans owned (or, in relation to a proposed purchase of an Eligible Collateral Loan, proposed to be owned, with respect to which, if such purchase results in noncompliance with the limitations, the relevant requirements must be maintained or improved after giving effect to the purchase) by the Borrower, unless a waiver is provided in writing by the Administrative Agent specifying the agreed treatment of such Collateral Loan or Concentration Limitation:

(a) not more than 10.00% of the Concentration Calculation Amount may consist of First Lien Last Out Loans or Second Lien Loans;

(b) not more than 7.00% of the Concentration Calculation Amount may consist of Second Lien Loans;

(c) not more than 40.00% of the Concentration Calculation Amount may consist of Class 2 Loans that are Cov-Lite Loans;

(d) not less than 85.00% of the Concentration Calculation Amount may consist of Collateral Loans denominated in Dollars;

(e) not less than 85.00% of the Concentration Calculation Amount may consist of Collateral Loans the Obligors of which have their headquarters in, a principal place of business in or are organized, formed or incorporated in the United States;

(f) not more than ~~10.00~~5.00% of the Concentration Calculation Amount may consist of Revolving Collateral Loans or Delayed Drawdown Collateral Loans;

(g) not more than 5.00% of the Maximum Portfolio Amount may consist of Collateral Loans (other than Second Lien Loans, Recurring Revenue Loans and First Lien Last Out Loans) that are issued by any Obligor and its Affiliates, except that Collateral Loans (other than Second Lien Loans, Recurring Revenue Loans and First Lien Last Out Loans) that are issued by the three largest Obligors and their respective Affiliates may each consist of up to ~~7.50~~5.00% of the Maximum Portfolio Amount;

(h) not more than 7.50% of the Concentration Calculation Amount may consist of Collateral Loans that are issued by Obligors and their Affiliates that belong to any single Industry Classification, except that (i) up to 25.00% may consist of Collateral Loans with Obligors and their Affiliates in the largest Industry Classification, (ii) up to 20.00% may consist of Collateral Loans with Obligors and their Affiliates in the second largest Industry Classification, (iii) up to 15.00% may consist of Collateral Loans with Obligors and their Affiliates in the third largest Industry Classification and (iv) up to 10.00% may consist of Collateral Loans with Obligors and their Affiliates in each of the fourth and fifth largest Industry Classifications;

(i) not more than 5.00% of the Concentration Calculation Amount may consist of Fixed Rate Loans;

(j) not more than 10.00% of the Concentration Calculation Amount may consist of Partial PIK Loans (other than Excluded Partial PIK Loans);

(k) not more than ~~10.00~~2.50% of the Concentration Calculation Amount may consist of Recurring Revenue Loans;

(l) not more than 10.00% of the Concentration Calculation Amount may consist of participation interests in Collateral Loans; and

(m) not more than 5.00% of the Concentration Calculation Amount may consist of Non-accrual Loans.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption, or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Accrual Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing request or prepayment, conversion or continuance notices, the applicability and length of lookback periods, the applicability of any breakage payments under Section 2.11 and other technical, administrative or operational matters) that the Administrative Agent in consultation with the Borrower, decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practices (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of the Agreement and the other Facility Documents).

“Constituent Documents” means, in respect of any Person, the certificate or articles of formation or organization, the limited liability company agreement, operating agreement, partnership agreement, joint venture agreement or other applicable agreement of formation or organization (or equivalent or comparable constituent documents) and other organizational documents and by-laws and any certificate of incorporation, certificate of formation, certificate of limited partnership and other agreement, similar instrument filed or made in connection with its formation or organization, in each case, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Contribution Notice” has the meaning assigned to such term in Section 10.04(a).

“Control” means the direct or indirect possession of the power to vote 20% or more of the voting securities of such Person or the power to direct or cause the direction of the management or policies of a Person, whether through ownership, by contract, arrangement or understanding, or otherwise. “Controlled” and “Controlling” have the meaning correlative thereto.

“Maximum Facility Amount” means $~~1,265,000,000~~1,465,000,000 (as such amount may be reduced pursuant to Section 2.07); provided that it is understood that the loan facility established under this Agreement is an uncommitted facility and there is no express or implied commitment on the part of the Administrative Agent or any Lender to provide any Advance except that, in the case of Collateral Loans approved by means of an Approval Request or Approved List, the Lenders shall have committed to fund the related Advances (up to the amount(s) specified in the related Approval Request or Approved List), provided that the related conditions precedent set forth in Article III are satisfied with respect to such Advances on the applicable Borrowing Date.

“Maximum Portfolio Amount” means, as of any date of determination, the sum of (i) the Maximum Facility Amount as of such date and (ii) the aggregate amount of all contributions by the Equityholder to the Borrower (other than contributions made to cure a Default or an Event of Default) less any principal distributions that constitute a return of capital to the Equityholder other than Excluded Principal Distributions.

“Maximum Weighted Average Life Test” means a test that will be satisfied on any date of determination if the Weighted Average Life of the Collateral Loans as of such date is less than or equal to six and a half (6.5) years.

“Measurement Date” means (a) the Closing Date, (b) each Borrowing Date, (c) each Payment Date Report Determination Date and (d) each other date reasonably requested by the Administrative Agent.

“Mezzanine Obligations” means unsecured obligations that are contractually subordinated in right of payment to other debt of the same issuer.

“Minimum OC Coverage Test” means, as of any date, a test that is satisfied if the OC Ratio as of such date is equal to or greater than 1.00:1.00.

“Minimum Floating Spread” means 4.00%.

“Minimum Weighted Average Spread Test” means a test that is satisfied on any date of determination if the Weighted Average Floating Spread equals or exceeds the Minimum Floating Spread.

“Money” has the meaning specified in Section 1-201(24) of the UCC.

“Moody’s” means Moody’s Investors Service, Inc., together with its successors.

“Multiemployer Plan” means a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA that is sponsored by the Borrower or a member of its ERISA Group or to which the Borrower or a member of its ERISA Group is obligated to make contributions or has any liability.

“Net-Debt-to-Recurring-Revenue Ratio” means, with respect to any Collateral Loan for any period, the meaning of “Net-Debt-to-Recurring-Revenue Ratio” or any comparable term defined in the Related Documents for such Collateral Loan, and in any case that “Net-Debt-to-Recurring-Revenue Ratio” or such comparable term is not defined in such Related Documents, the ratio of (a) indebtedness of the related Obligor under such Collateral Loan and all other indebtedness of such Obligor that is senior or pari passu in right of payment to such Collateral Loan minus Unrestricted Cash and cash equivalents to (b) TTM Recurring Revenue, as calculated by the Servicer in good faith in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial reporting packages provided by the relevant Obligor as per the requirements of the Related Documents; provided that, in the event of a lack of any such information necessary to calculate the Net-Debt-to-Recurring-Revenue Ratio for any Collateral Loan, the Net-Debt-to-Recurring-Revenue Ratio for such Collateral Loan shall be a ratio calculated by the Administrative Agent in its sole discretion after consultation with the Servicer or, if agreed to by the Administrative Agent, by the Servicer in good faith in accordance with the Servicing Standard.

“Supported QFC” has the meaning set forth in Section 13.25.

“Synthetic Security” means a security or swap transaction (excluding, for purposes of this Agreement, a participation interest) that has payments associated with either payments of interest and/or principal on a reference obligation or the credit performance of a reference obligation.

“Tangible Net Worth” means, with respect to any Person, the consolidated net worth of such Person and its consolidated subsidiaries calculated in accordance with GAAP after subtracting therefrom the aggregate amount of the intangible assets of such Person and its consolidated subsidiaries, including, without limitation, goodwill, franchises, licenses, patents, trademarks, tradenames, copyrights and service marks.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Tenth Amendment Effective Date” means June 18, 2026.

“Term SOFR” means, for any calculation with respect to an Advance, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Accrual Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Accrual Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day; provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Trade Date” has the meaning assigned to such term in Section 1.04(l).

“TTM Recurring Revenue” means, with respect to any Obligor and any date, the Recurring Revenue for such Obligor for the trailing twelve months ending on such date, as calculated by the Servicer in good faith in accordance with the Servicing Standard using information from and calculations consistent with the relevant compliance statements and financial